DATED 3rd July 2025

I. RANGELEY & COMPANY LIMITED

-and-

CLIMB GLOBAL SOLUTIONS LIMITED

COUNTERPART LEASE

-of-

2 Prigg Meadow Ashburton Devon

Term: 12 years
Commencing: May 1st 2026
Initial Rent:- £32, 500

PRESCRIBED CLAUSES

LR1. Date of lease 3rd July 2025

LR2. Title number(s)

LR2.1 Landlord's title number(s)
DN436898
LR2.2 Other title numbers
None.

LR3. Parties to this lease

Landlord

I. RANGELEY & COMPANY LIMITED incorporated and registered in England and Wales with Company Number 01131701 whose registered office is at 61 Pembroke Street, Plymouth, PL1 4JS

Tenant

CLIMB GLOBAL SOLUTIONS incorporated and registered in England and Wales with company Number 01671407 whose registered office is at 2 Prigg Meadow Ashburton Newton Abbot Devon TQ13 7DF

Other parties

None

LR4. Property;

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of "the Demised Premises" in clause 1.2 of this lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 2.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord's contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property
None.

LR11. Easements

LR11.1 -Easements granted by this lease for the benefit of the Property

The easements as specified in Part II of the Schedule to this lease

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in Part III of the Schedule to this lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the

Tenant

None

THIS LEASE is made the 3rd July 2025

BETWEEN

PARTIES

(i) I. RANGELEY & COMPANY LIMITED incorporated and registered in England and Wales with Company Number 01131701 whose registered office is at 61 Pembroke Street, Plymouth, PL1 4JS ("the Landlord") and

(ii) CLIMB GLOBAL SOLUTIONS LIMITED incorporated and registered in England and Wales with Company Number 01671407 whose registered office is at 2 Prigg Meadow Ashburton Newton Abbot Devon TQ13 7DF ("the Tenant")

OPERATIVE PROVISIONS:

1. INTERPRETATION

Definitions

In this Lease the following words and expressions shall where the context admits be deemed to have the following meanings:

1.1. "Conducting Media" means drains sewers conduits flues gutters gullies channels ducts shafts watercourses pipes cables wires and mains or any of them and whether or not the same serve the Demised Premises.

1.2. "the Demised Premises" means the property described in Part 1 of the Schedule and each and every part of the Demised Premises.

1.3. "Insured Risks" means the risks perils loss of rent and third party and public liability cover and other contingencies against which the Demised Premises are required to or which may from time to time be insured under the provisions of this Lease and includes any incidental cover costs fees and expenses covered by the insurance policy but subject to any exclusions limitations or conditions imposed by or contained in the policy of insurance

1.4. "Interest" means interest at the rate of 4% over the base rate of Lloyds Bank plc for the time being and from time to time prevailing (as well after as before judgement) or such other comparable rate (including the London Interbank Offered Rate) as the Landlord may reasonably designate if the base rate of the Bank specified above shall cease

1.5. "the Landlord" includes all persons entitled to the reversion immediately expectant upon the determination of this Lease

1.6. "this Lease" includes any instruments supplemental to it

1.7. "Outgoings" means all general or business rates water rates water charges and all existing and future rates taxes charges assessments impositions and outgoings whatsoever (whether parliamentary municipal parochial or otherwise) which are now or may at any time in the future be payable charged or assessed on property or the owner or occupier of property

1.8. "the Tenant" includes the Tenant's successors in title and assigns in whom this Lease shall for the time being be vested

1..9. "the Surety" includes any Surety's personal representatives and assigns

1.10. "the Term" means the term of years granted by this Lease and any statutory continuation or extension of the term of years

1.11. Interpretation of restrictions on the Tenant. In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use enjoy or visit the Demised Premises through under or in trust for the Tenant

1.12. Clauses and Clause Headings
The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

1.13. References in this Lease to a clause Schedule paragraph or Part are references where the context so admits to a clause Schedule paragraph of a Schedule or Part of a Schedule in this Lease and references in a Schedule to a paragraph or a Part are (unless the context otherwise requires) references to a paragraph or Part of that Schedule

1.14. Singular and Plural Meanings
Words in this Lease importing the singular meaning shall where the context so admits include the plural meaning and vice versa

1.15. Statutes and Statutory Instruments
References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force

1.16. Gender
Words in this Lease of the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and vice versa

1.17. Joint and several obligations
Where the parties of the second or third parts to this Lease are or shall be two or more persons the expression "the Tenant" or "the Surety" shall include the plural number and obligations in this Lease expressed or implied to be made with the Tenant or the Surety or by the Tenant or the Surety shall be deemed to be made with or by such individuals jointly and severally

H.M. LAND REGISTRY		TITLE NUMBER DN436898	
ORDNANCE SURVEY PLAN REFERENCE	SX 7569	SECTION B	Scale 1/1250 Enlarged from 1/2500
COUNTY DEVON	DISTRICT TEIGNBRIDGE		© Crown copyright 1979



Bk
Club
Garage
P.O.
ST LAWRENCE LANE
Pol Sta
P H
Bull Ring
G.P.
Bank
WEST STREET
Hotel
Railway Hotel (PH)
Methodist Church
Hall
F P
F B
Chy
Sinks
Recreation Ground
Iss
FP

H.M. LAND REGISTRY

This official copy is incomplete without the preceding notes page.

2. THE DEMISE

In consideration of the rent and the covenants reserved by and contained in this Lease the Landlord DEMISES to the Tenant ALL the Demised Premises TOGETHER WITH the rights set out in Part II of the Schedule and EXCEPT AND RESERVED to the Landlord as stated in Part III of the Schedule for the TERM of TWELVE YEARS from 1st May 2026 and the Tenant PAYING during the Term:

2.1. the yearly rent of THIRTY-TWO THOUSAND FIVE HUNDRED POUNDS (£32,500.00) (subject to the provisions for revision contained in Clause 6) by equal monthly payments in advance on the first day of each month

2.2. as additional rent the Insurance Premium attributable to the Demised Premises

TENANT'S COVENANTS

3. THE TENANT COVENANTS with the Landlord as follows:-

Rent

3.1. To pay the yearly rent reserved by this Lease at the times and in the manner required under clause 2.1 and if so requested by the Landlord by means of a standing order to the Tenant's bankers and the additional rents reserved by this Lease at the times and in the manner specified in relation to each of them

3.2. If the whole or any part of the rents and other monies due under this Lease shall remain unpaid seven days after they shall have become due (in the case of the yearly rent whether formally demanded or not) or if the Landlord shall refuse to accept the tender of rents for whatsoever reason then to pay Interest on such rents (or part of the rents) and other monies as from the date they became due until they are paid to (or accepted by) the Landlord

Value Added Tax

3.3. To pay all Value Added Tax or any other imposition of a like nature at the rate for the time being in force chargeable or payable (whether at the election of the Landlord or otherwise) upon any rents or other sums due from the Tenant pursuant to the terms hereof or as the case may be to pay or repay to the Landlord all such Value Added Tax or other imposition charged or borne by the Landlord in respect of such rents or other sums

Outgoings

3.4. To pay and discharge all Outgoings in respect of the Demised Premises (other than taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease)

3.5. To refund to the Landlord on demand (in case any of the Outgoings are payable charged or assessed on other property including the Demised Premises) a fair and proper proportion attributable to the Demised Premises such proportion to be conclusively determined by the Landlord or the Landlord's Surveyor

3.6. With respect to the rating of unoccupied property if there occurs a period of vacancy of the Demised Premises which is continuing at the determination of this Lease then to indemnify the Landlord for the amount of the unoccupied rate for the length of time that is equivalent to that part of the period of vacancy occurring before the determination, of this Lease (but limited in any event to the length of time that the Demised Premises may be left unoccupied without incurring liability for rates)

3.7. To pay for all gas water and electricity consumed on the Demised Premises and all charges for meters and all standing charges

Insurance Premium and Party Expenses

3.8. To pay to the Landlord the insurance premiums incurred with respect to the Insured Risks as to which the following provisions shall apply:-

3.8.1. the insurance premiums shall include all monies expended or required to be expended by the Landlord in effecting and/or maintaining cover against the Insured Risks;

3.8.2. the Tenant's liability shall include the whole of any increase in the insurance premium or expense of renewal payable by reason of any act or omission of the Tenant or any person deriving possession occupation or enjoyment of the Demised Premises through the Tenant and also the whole of any increase in the insurance premiums attributable to the character of the Tenant or to the particular use of the Demised Premises made by or articles stored on the Demised Premises by the Tenant and those deriving title under the Tenant or to the condition of the Demised Premises;

3.8.3. the cover may take due account of the effects of inflation and escalation of costs and fees and the Landlord's estimate of the market rent of the Demised Premises in the context of any future rent reviews and/or the expiration of the Term;

3.8.4. the due proportion of the insurance premiums shall be payable by the Tenant to the Landlord on demand;

3.8.5. the due proportion of the insurance premiums shall be where the Demised Premises are insured separately, the whole of the premiums, otherwise a fair and proper proportion of the insurance premiums attributable to the Demised Premises as the Landlord's Surveyor shall determine and whose determination shall be binding on the parties

3.9. to pay to the Landlord on demand a fair and proper proportion (to be conclusively determined by the Landlord or the Landlord's Surveyors) of the expense of cleaning lighting repairing renewing decorating maintaining and rebuilding any party walls fences gutters drains roadways pavements entrance ways access ways and service areas which are or may be used or enjoyed by an occupier of the Demised Premises in common with any other person or persons

Repair

3.10. From time to time and at all times well and substantially to repair and clean the Demised Premises and to keep the Demised Premises in good and substantial repair and condition together with all improvements and additions to the Demised Premises and all Landlord's fixtures fittings and appurtenances of whatever nature affixed or fastened to the Demised Premises (damage by Insured Risks excepted unless and to the extent that the policies of insuring in respect of Insured Risks effected by the Landlord are vitiated or the policy monies are withheld by reason of any act or omission of the Tenant its employees or agents)

Decorations

3.11. In the year 2020 and thereafter in every sixth year of the Term and in the last three months of the Term howsoever determined to decorate the inside of the Demised Premises with two coats of good quality paint or good quality polish and with paper

for those parts normally papered or other suitable and appropriate materials of good quality in a workmanlike manner such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably and properly require

3.12. In the year 2020 and thereafter in every sixth year of the Term and in the last three months of the Term howsoever determined to decorate the outside of the Demised Premises with two coats of good quality paint or other suitable and appropriate materials of good quality in a workmanlike manner such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably and properly require

Landlord's rights of inspection and right of repair in case of default by the Tenant

3.13. To permit the Landlord and its servants or agents during usual business hours on forty eight hours notice (or at any time in case of emergency) to enter into inspect and view the Demised Premises and examine their condition and also to take a schedule of fixtures in the Demised Premises

3.14. If any breach of covenant defects disrepair removal of fixtures or unauthorised alterations or additions shall be found upon such inspection for which the Tenant is liable then upon notice by the Landlord to the Tenant to execute all repairs works replacements or removals required within two months (or sooner if necessary or reasonably practical) after the receipt of such notice to the reasonable satisfaction of the Landlord or its Surveyor

3.15. In case of default by the Tenant in complying with any notice served under the preceding sub-clause:

3.15.1. To permit the Landlord and the Landlord's agents servants and workmen to enter into the Demised Premises and execute such repairs works replacements or removals specified in such notice

3.15.2. To pay to the Landlord on demand all expenses so incurred with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord (such expenses and Interest to be recoverable as if they were rent in arrear)

Yield up in repair at the end of the Term

3.16. At the expiration or earlier determination of the Term or at such later time as the Landlord recovers possession of the Demised Premises from the Tenant:-

3.16.1. quietly to yield up the Demised Premises (together with all additions and improvements to the Demised Premises and all fixtures which during the Term may be fixed or fastened to or upon the Demised Premises other than tenant's fixtures removable by the Tenant) decorated repaired cleaned and kept in accordance with the Tenant's covenants contained in this Lease (damage by Insured Risks excepted unless and to the extent that the policies of insurance in respect of Insured Risks effected by the Landlord are vitiated or the policy monies are withheld by reason of any act or omission of the Tenant its employees or agents);

3.16.2. if so requested by the Landlord to remove from the Demised Premises all the Tenant's belongings - that is to say trade fixtures and fittings and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant

3.16.3. (including in this context any persons deriving title to the Demised Premises under the Tenant) or its business; and

3.16.4. to make good to the satisfaction of the Landlord all damage to the Demised Premises resulting from the removal of the Tenant's belongings from the Demised Premises

Landlord's right of entry for repairs, etc.

3.17. To permit the Landlord and the agents workmen and others employed by the Landlord or by the other owners tenants or occupiers of any adjoining or neighbouring property at reasonable times after giving to the Tenant forty eight hours' notice (except in an emergency) to enter upon the Demised Premises:-

3.17.1. to alter maintain or repair the adjoining premises or property of the Landlord or person so entering; or

3.17.2. to construct alter maintain repair or fix anything or additional thing serving such property and running through or on the Demised Premises (including Conducting Media serving other premises of the Landlord or person so entering); or

3.17.3. to comply with an obligation to any third party having legal rights over the Demised Premises; or

3.17.4. in exercise of a right or to comply with an obligation of repair maintenance or renewal under this Lease; or

3 17.5. in connection with the development of any adjoining or neighbouring land or premises including the right to build on or into or in prolongation of any boundary wall of the Demised Premises:-

without payment of compensation for any nuisance annoyance inconvenience or damage caused to the Tenant subject to the Landlord (or other person so entering) exercising such rights in a reasonable manner and making good any damage caused to the Demised Premises without unreasonable delay

3.18. Upon becoming aware of any defects in the Demised Premises which are "relevant defects" for the purposes of Section 4 of the Defective Premises Act 1972 forthwith to give notice of them to the Landlord

Alterations

3.19. Not to make any alterations or additions to or affecting the structure or exterior of the Demised Premises or the appearance of the Demised Premises as seen from the exterior

3.20. Not without the consent of the Landlord to make any other alterations or additions to the Demised Premises

3.21. Not to install or erect any exterior lighting shade canopy or awning or other structure in front of or elsewhere outside the Demised Premises

3.22. At the expiration or earlier determination of the Term if and to the extent required by the Landlord to reinstate the Demised Premises to the same condition as they were in at the grant of this Lease such reinstatement to be carried out under the supervision of and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

3.23. To procure that any alterations or additions to the Demised Premises permitted by the Landlord under the terms of this Lease shall be carried out only by a Contractor approved by the Landlord (such approval not to be unreasonably withheld)

Alienation

3.24. Not to assign or charge or underlet or part with possession of part only of the Demised Premises

3.25. Not to assign or charge or part with possession of the whole nor underlet the whole of the Demised Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.26. Not otherwise than by assignment or underletting permitted under the following provisions of this clause to:-

3.26.1. part with or share possession or occupation of the whole or any part of the Demised Premises; or

3.26.2. grant to third parties any rights over the Demised Premises

3.27. Upon any assignment to obtain (if the Landlord shall so require) guarantors acceptable to the Landlord for any assignee and/or comply with such other conditions as the Landlords may impose and to obtain a direct covenant by the assignee with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease throughout the residue of the Term in such form as the Landlord shall require and a direct covenant by such guarantors in the terms set out in clause 7 hereof

3.28. Upon the grant of any underlease to obtain covenants on the part of the underlessee direct with the Landlord in such form as the Landlord shall require that the underlessee will:-

3.28.1. not assign underlet charge or part with possession of part only of the premises sub-demised;

3.28.2. not part with or share possession or occupation of the whole or any part of the premises sub-demised nor grant to third parties rights over them otherwise than by a permitted assignment or underletting;

3.28.3. not assign charge or underlet the whole of the premises sub demised without obtaining the previous consent of the Landlord under this Lease;

3.28.4. provide for the inclusion in any sub-underlease granted out of such underlease (whether immediate or mediate) of covenants to the same effect as those contained in this sub-clause;

3.29. Upon the grant of any underlease:-

3.29.1. to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent contained in this Lease (if any);

3.29.2. not to reserve or take a premium or fine;

3.29.3. not to underlet the Demised Premises otherwise than at the greater of the then current market rent or the rent reserved hereby

3.29.4. to include such covenants on the part of the underlessee as shall secure the due performance and observance of the covenants on the part of the Tenant contained in this Lease

Registration of dispositions of this Lease

3.30. Within one month after the execution of any disposition of this Lease or the Demised Premises whether by assignment charge transfer or underlease or assignment or surrender of any underlease or upon any transmission by reason of a death or otherwise affecting the Demised Premises to produce to and leave with the Solicitors for the time being of the Landlord the Deed instrument or other document of disposition (and in each case a certified copy for retention by the Landlord) and on each occasion to pay to such Solicitors a registration fee of £50.00 plus VAT

Enforcement of underleases

3.31. Not without the consent of the Landlord to vary the terms or waive the benefit of any covenant on the part of a subtenant or condition contained in an underlease of the Demised Premises

3.32. Not without the consent of the Landlord to accept a surrender of any underlease of the Demised Premises

3.33. Diligently to enforce the covenants on the part of a subtenant and the conditions contained in an underlease of the Demised Premises and (if so required by the Landlord) to exercise by way of enforcement the powers of re-entry contained in the underlease

3.34. Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by a subtenant of the Demised Premises

3.35. Not to accept the payment of rent from a subtenant of the Demised Premises otherwise than by regular quarterly (or more frequent) payments in advance

3.36. Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Demised Premises and not to agree with a subtenant a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld)

User

3.37. Not to use the Demised Premises otherwise than as any use within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as amended from time to time without the written licence of the Landlord such licence not to be unreasonably withheld in cases where the proposed user is permitted under the current Town and Country Planning Acts PROVIDED THAT it shall not be unreasonable to refuse a licence in respect of any user which is or may be in competition with the business carried on by or for which a licence has been granted to any other Tenant of the Landlord in the vicinity of the Demised Premises

3.38. Nothing contained in this Lease shall imply or be treated as a warranty to the effect that the use of the Demised Premises for the purposes above mentioned is in compliance with all Town Planning laws and regulations now or from time to time in force

Restrictions affecting use of the Demised Premises

3.39. Not to erect nor install in the Demised Premises any engine furnace or machinery whether driven by steam oil or electric energy or otherwise which causes noise

fumes or vibration which can be heard smelled or felt outside the Demised Premises

3.40. Not to store in the Demised Premises any petrol or other specially inflammable explosive or combustible substance

3.41. Not to use the Demised Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.42. Not to hold any sales by auction on the Demised Premises

3.43. Not to hold in or on the Demised Premises any exhibition public meeting or public entertainment

3.44. Not to permit any vocal or instrumental music in the Demised Premises so that it can be heard outside the Demised Premises

3.45. Not to permit livestock of any kind to be kept on the Demised Premises

3.46. Not to do in or upon the Demised Premises anything which may be or grow to be a nuisance annoyance disturbance inconvenience or damage to the Landlord or to the owners tenants and occupiers of adjoining and neighbouring properties

3.47. Not to load or use the floors walls ceilings or structure of the Demised Premises in any manner which will cause strain damage or interference with the structural parts loadbearing framework roof foundations joists and external walls thereof

3.48. Not to overload the lifts electrical installation or Conducting Media in the Demised Premises

3.49. Not to do or omit to do anything which interferes with obstructs or which imposes an additional loading on any ventilation heating air conditioning or other plant or machinery serving the Demised premises

3.50. Not to do anything whereby any policy of insurance on including or in any way relating to the Demised Premises taken out by the Landlord may become void or voidable or whereby the rate of premium thereon may be increased but to provide one or more efficient fire extinguishers of a type approved by the Landlord and to take such other precautions against fire as may be deemed necessary by the Landlord or its insurers

3.51. Not to use the Demised Premises as a betting shop or betting office

3.52. Not to use the Demised Premises for the sale of wines spirits beers of any intoxicating liquor for consumption either off or on the Demised Premises

3.53. Not to allow any person to sleep in the Demised Premises nor to use the Demised premises or any part thereof for residential purposes

3.54. Not at any time to place or suffer to be placed in the passages corridors staircases lavatories access ways and service areas serving or demised with the Demised Premises any goods mats trade empties rubbish or other obstruction nor to cause or permit to be caused any damage to such areas

3.55. Not to accumulate trade empties or rubbish upon the Demised Premises

3.56. Not to place leave or install any articles merchandise goods or other things in front of or elsewhere outside the Demised Premises

3.57. Not to permit the drains to he obstructed by oil grease or other deleterious matter

but to keep the Demised Premises thoroughly cleaned and the drains serving the Demised Premises as often as may be necessary

3.58. Not to give any bill of sale or other preferential security on the stock- in-trade or personal chattels of the Tenant for the time being be on or about the Demised Premises

3.59. Not to use any portion of the access roads or service area for the parking of vehicles or for loading and unloading nor to carry out any repairs or maintenance to vehicles on the access road or service area

Advertisements and signs

3.60. Not to place or· display on the exterior of the Demised Premises or on the windows or inside the Demised Premises so as to be visible from the exterior of 'the Demised Premises any name writing notice sign illuminated sign display of lights placard poster sticker or advertisement other than the name of the Tenant signwritten on the entrance doors of the Demised Premises in the position and in a style and manner approved by the Landlord or the Landlord's Surveyor; and

3.61. If any name writing notice sign placard poster sticker or advertisement shall be placed or displayed in breach of these provisions to permit the Landlord to enter the Demised Premises and remove such name writing notice sign placard poster sticker or advertisement and to pay to the Landlord on demand the expense of so doing

Compliance with Statutes

3.62. To comply in all respects with the provisions of all statutes and instruments pursuant to them for the time being in force and requirements of any competent authority relating to the Demised Premises or anything done in or upon them by the Tenant and to indemnify the Landlord against all actions proceedings claims or demands which may be brought or made by reason of such statutes or requirements or any default in compliance with them

3.63. In particular but without prejudice to the generality of the foregoing clause:-

3.63.1. to execute all works and do all things oil or in respect of the Demised Premises which are required under the Offices Shops and Railway Premises Act 1963;

3.63.2. to comply with all requirements under any present or future Act of Parliament order by-law or regulation as to the use or occupation of or otherwise concerning the Demised Premises;

3.64. if the Tenant shall not comply with the preceding sub-clause to permit the Landlord to enter the Demised Premises to carry out such works and to pay to the Landlord on demand the expense of so doing (including surveyors' and other professional advisers' fees) together with Interest from the date of expenditure until payment by the Tenant to the Landlord (such monies to be recoverable as if they were rent in arrear)

3.65. to comply with or procure the compliance with any requirements of the Licensing Acts and the conditions attached to any Justices' Licence held by the Tenant or any nominee of the Tenant and any undertakings given to such Licensing Justices

Planning Permissions

3.66. Not without the consent in writing of the Landlord to make any application under

the Town and Country Planning Act 1990 to any local planning authority for permission to develop (including change of use of) the Demised Premises

3.67. To indemnify the Landlord against any development charges other charges and expenses payable in respect of such applications and to reimburse to the Landlord the costs it may properly incur in connection with such consent

3.68. To pay to the Landlord on demand any sum or sums which may become payable in consequence of the use of the Demised Premises reverting to that existing prior to such application being made

3.69. Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.70. Not to implement any planning permission if the Landlord shall make reasonable objection to any of the conditions subject to which it has been granted

Compliance with town planning requirements

3. 71. To perform and observe all the provisions and requirements of all statutes and regulations to town and country planning in relation to the Demised Premises and to obtain any development or other consent which may be requisite by reason of the development of or on the Demised Premises by the Tenant

3.72. To indemnify the Landlord from and against any loss or expense suffered by the Landlord by reason of the Tenant's failure to obtain any necessary development or other consents as aforesaid

3.73. To give full particulars to the Landlord of any notice or proposal for a notice or order or proposal for an order made given or issued to the Tenant under or by virtue of any statute or regulation relating to town and country planning or otherwise within seven days of the receipt of any such by the Tenant and if so required by the Landlord to produce such notice order or proposal for a notice or order to the Landlord

3.74. Forthwith to take all reasonable and necessary steps to comply with any such notice or order

3.75. At the request and cost of the Landlord to make or join with the Landlord in making such objections oi representations against or in respect of any proposal for such a notice or order as the Landlord may deem expedient

Claims made by third parties

3.76. To indemnify the Landlord against any claims proceedings or demands and costs and expenses so incurred which may be brought against the Landlord by any employee workpeople agents or visitors of the Tenant in respect of any accident loss or damage whatever to person or property howsoever caused or occurring 1n or upon the Demised Premises

Expenses of the Landlord

3.77. To pay all expenses (including solicitors' costs and surveyors' fees) incurred by the Landlord:-

3.77.1. incidental to or in contemplation of the preparation and service of a

Schedule of Dilapidations and/or a notice under Sections 146 and 147 of the Law of Property Act 1925 (notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court); and

3.77.2. incidental to or in contemplation of any proceedings for recovery of the whole or any part of the rents and other monies due under this Lease; and

3.77.3. in connection with every application for any consent or approval made under this Lease whether or not such consent or approval shall be granted or given

Obstruction of windows or lights

3.78. Not to stop up darken or obstruct any windows or fights belonging to the Demised Premises or any other buildings belonging to the Landlord nor permit any new windows light opening doorway path passage or other restriction encroachment or easement to be made

3.79. Not to permit any easement to be made or acquired into against or upon the Demised Premises

3.80. Where any such window light opening doorway path passage drain or other restriction encroachment or easement shall be made or attempted to be made or acquired forthwith to give notice of the circumstances to the Landlord and at the request and cost of the Landlord to adopt such course as may be reasonably required or deemed proper by the Landlord for preventing any such restriction encroachment or the acquisition of any such easement

Cleaning of windows

3.81. To keep the glass in the windows of the Demised Premises clean

Notices "to let" and "for sale"

3.82. To allow the Landlord or its agents to enter on the Demised Premises at any time:-

3.82.1. within six months next before the expiration or earlier determination of the Term to fix upon the Demised Premises a notice board for reletting the Demised Premises;

3.82.2. to fix on some part of the Demised Premises a notice board for the sale of the interest of the Landlord

3.82.3. not to remove or obscure any such notice board; and

3.83. to permit all persons authorised by the Landlord or its agents to view he Demised Premises at reasonable hours without interruption in connection any such letting or sale

PROVISOS

4. THE PARTIES AGREE to the following provisos :-

Proviso for Re-Entry

4.1. If :-

4.1.1. any or any part of the rents reserved by this Lease shall be unpaid for twenty one days after any of the days when they become due for payment (whether or not they shall have been lawfully demanded); or

4.1.2. the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements contained in this Lease to be performed or observed by the Tenant or shall allow any distress or execution to be levied on the Tenant's goods; or

4.1.3. an event of insolvency shall occur in relation to the Tenant or one of the Tenants or any guarantor of the Tenant or one of the Tenants;

then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord for that purpose to re-enter the Demised Premises or any part of them in the name of the whole and peaceably to repossess and enjoy the Demised Premises as if this Lease had not been made

4.2. Re-entry in exercise of the rights contained in the preceding sub-clause shall be without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant contained in this Lease

4.3. The expression "an event of insolvency" in clause 4.1.3 above includes (in relation to a company or other corporation which is the Tenant or one of the Tenants or guarantor) liability of the company to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors winding up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the Court for an administration order, and the appointment of a receiver or administrative receiver, and (in relation to an individual who is the Tenant or a guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangements of his affairs, the application to the court for an interim order, and the appointment of a receiver or interim receiver, and in relation to the various events of insolvency they shall wherever appropriate be interpreted in accordance and conjunction with the relevant provisions of the insolvency Act 1986

Rent abatement in ease of damage by Insured Risks

4.4. If the whole or any part of the Demised Premises shall at any time be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld in whole or in part in consequence of some act or default of the Tenant its employees or agents then the rents reserved by this Lease or a fair proportion of them according to the nature and extent of the damage sustained shall cease and be suspended until the Demised Premises shall be rendered fit for occupation and use again or until the earlier expiration of three years from the date of the damage or destruction

4.5. Any dispute as to the amount or extent of such cesser of rent shall be referred to the award of a single arbitrator if the Landlord and the Tenant can agree upon one and otherwise to an arbitrator appointed at the request of either of them by the President for the time being of the Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Acts 1996

Power for Landlord to deal with adjoining property

4.6. The Landlord may deal as it may think fit with other property belonging to the

Landlord adjoining or nearby and to erect or suffer to be erected on such property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Demised Premises

Arbitration of disputes between tenants

4.7. If any dispute or disagreement shall at any time arise between the Tenant and the tenants and occupiers of any adjoining or contiguous property or premises belonging to the Landlord relating to the Conducting Media serving the Demised Premises or any adjoining or contiguous premises or any easements or privileges whatsoever affecting or relating to the Demised Premises or any adjoining or contiguous property or premises the dispute or disagreement shall from time to time be settled and determined by the Landlord to which determination the Tenant shall from time to time submit

Exemption from liability in respect of services

4.8. The Landlord shall not be liable to the Tenant for any loss damage or inconvenience which may be caused by reason of.-

4.9 temporary interruption of services during periods of inspection maintenance repair and renewal;

4.10 the breakdown failure stoppage leaking bursting or defect of any hot or cold water sanitary ventilation lift extraction plant and machinery or of soil gas water or electricity or other plant and machinery or of the Conducting Media in the Demised Premises or neighbouring or adjoining property or premises

4.11 The Landlord's duty of care to the Tenant's employees agents workpeople and visitors in or about the Demised Premises shall in no way go beyond the obligations involved in the common duty of care (within the meaning of the Occupiers Liability Act 1957) or the duties imposed by the Defective Premises Act 1972 by reason of the obligations of the Landlord contained in this Lease

Accidents

4.12. The Landlord shall not be responsible to the Tenant or the Tenant's licensees not to any other person for any

4.12.1. accident happening or injury suffered in the Demised Premises; or

4.12.2. damage to or loss of any goods or property sustained in the Demised Premises (whether or not due to any failure of any security system for which the Landlord is any way responsible); or

4.12.3. act omission or negligence of any employee of the Landlord in respect of the Demised Premises

Compensation for disturbance

4.13. Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled on quitting the Demised Premises to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

Removal of property after determination of term

4.14. If at such time as the Tenant has vacated the Demised Premises after the determination of this Lease any property of the Tenant shall remain in or on the

Demised Premises and the Tenant shall fail to remove the same within seven days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Tenant sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and property incurred by it to the order of the Tenant

4.15. The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause

Notices consents and approvals

4.16 Any notice served under or in connection with this Lease shall be in writing and be properly served if compliance is made with either the provisions of Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act) or Section 23 of the Landlord and Tenant Act 1927

4.17 Any consent or approval under this Lease shall be required to be obtained before the act or even to which it applies is carried out or done and shall be effective only when the consent or approval is given in writing

LANDLORD'S COVENANTS

5. THE LANDLORD COVENANTS with the Tenant as follows

Quiet Enjoyment

5.1. That the Tenant paying the rents and performing the Tenant's covenants reserved by and contained in this Lease may lawfully and peaceably enjoy the Demised Premises throughout the Term without any lawful suit eviction or interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

5.2. To keep insured at all times throughout the Term in such a sum as shall be reasonably determined from time to time by the Landlord the Demised Premises and all fixtures of an insurable nature including all lift and heating plant and machinery (other than those which the Tenant is entitled to remove) against loss or damage by fire and any other risks perils and contingencies (and incidental cover costs fees and expenses) as the Landlord may deem expedient together with Architects' Surveyors' and other requisite professional advisers' fees in relation to the reinstatement of the Demised Premises and three years' loss of rent in respect of the Demised Premises

5.3. Whenever the whole or any part of the Demised Premises shall in consequence of the occurrence of any of the Insured Risks be destroyed or damaged so as to render the whole or part of the Demised Premises unfit for occupation or use then with all due diligence to apply the monies received for that purpose by virtue of the policy or policies of insurance (or to require the monies to be laid out) in rebuilding repairing and reinstating the Demised Premises with all convenient speed

5.4. The Landlord's obligation under this Clause shall cease if and to the extent that the insurance shall be vitiated or the policy monies withheld by any act or default of the Tenant

6. RENT REVIEW

The review dates

6.1. The yearly rent payable under this Lease shall be reviewed on the expiration of every three years starting with the date of the commencement of the term (each such successive date being referred to in this clause 6 as the review date") and as and from each such successive review date the reviewed rent (agreed or determined in accordance with the following provisions of this Clause) shall become payable in all respects as if it were the yearly rent reserved by this Lease

Upward only rent reviews

6.2. The reviewed rent shall be the greater of:-

6.3. the yearly rent payable under this Lease immediately preceding the review date; and

6.4. the market rent of the Demised Premises at the review date as hereinafter defined

The market rent

6.5. The expression "the market rent" shall for the purposes of this Lease mean the yearly rental value of the Demised Premises having regard to best rental values as between a willing Landlord and a willing Tenant for the Demised Premises at the review date let without a premium for a term equal in duration to the residue of the Term calculated from the review date and subject to provisions to the same effect as those contained in this Lease (other than the amount of rent but including these provisions for rent review) but upon the assumption (if not the fact) that at the review date:-

6.5.1. the Demised Premises are available to be let with vacant possession (but such assumption shall not give rise to any discount or abatement of the market rent to allow for any concessionary rent or rent-free period which a willing Landlord would grant to a willing Tenant upon such a letting)

6.5.2. the Demised Premises are fit and ready for immediate occupation and use;

6.5.3. no work has been carried out to the Demised Premises by the Tenant or any predecessor-in-title of the Tenant which has diminished the market rent;

6.5.4. in case the Demised Premises have been destroyed or damaged they have been fully reinstated (or rendered accessible);

Procedure for determination of market rent

6.7 The Landlord and the Tenant shall endeavour to agree the market rent at any time but if they shall not have agreed the market rent at the review date the amount of the market rent shall be determined by an arbitrator agreed between the parties and in default of agreement within one month after the Review Date (or such further period as the parties shall agree in writing) then by an arbitrator nominated by the President for the time being of the Royal Institution of Chartered Surveyors on the application either of the Landlord or of the Tenant and the costs of the arbitration shall be in the award of the arbitrator whose decision shall be final and binding on the parties hereto

6.8. The reference to and award of the arbitrator shall be in accordance with the Arbitration Act 1996

6.9. Any arbitrator nominated hereunder shall be a chartered surveyor having experience of leasehold valuation of property being put to the same or similar use as the Demised Premises and of the property in the same region in which the Demised Premises are situated

Time limits

6.10. Time shall not be of the essence in agreeing or determining the reviewed rent or of appointing an arbitrator

Rental adjustments

6.11. If the market rent shall not have been agreed or determined in accordance with the provisions of this clause before the review date then until the market rent shall have been so agreed or determined the Tenant shall continue to pay on account rent at the rate of yearly rent payable immediately before the review date and when the market rent shall have been agreed or determined the Tenant shall forthwith pay to the Landlord all arrears of the reviewed rent which shall have accrued with Interest upon the arrears in respect of the period commencing on the review date and ending with the payment of the arrears by the Tenant to the Landlord

Memorandum of rent review

6.12. The parties shall cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

7. GUARANTEE PROVISION

Guarantee and Disclaimer proviso

7.1. The Surety hereby covenants with the Landlord that the Tenant will pay the rents reserved by and perform and observe all the covenants and stipulations on the Tenant's part contained in this Lease throughout the Term

Surety to accept new lease upon disclaimer

7.2 If a liquidator or trustee in bankruptcy of the Tenant shall disclaimer this Lease and d the Landlord shall by notice served upon the Surely within three months after such disclaimer so require then the Surety covenants with the Landlord that the Surety will take from the Landlord a Lease of the Demised Premises for a term commensurate with the residue of the Term which would have remained had there been no disclaimer at the same rents and subject to the same covenants and conditions as are reserved by and contained in this Lease (with the exception of this clause) such lease to take effect from the date of the disclaimer and in such case the Surety shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of the new lease

No waiver of liability

7.3. Provided Always that the Surety shall not be released from liability under these provisions by reason of any forbearance the granting of time or any other indulgence on the part of the Landlord including (but without prejudice to the

generality of the foregoing)

7.4. any granting or extension of time under or varying the procedure for rent review contained herein

8. Option to Determine

If either the Tenant or the Landlord wishes to determine this Lease on either the 30th April 2031 or 30th April 2037 and shall have given to the other party not less than five months prior written notice and, in the event it is the Tenant giving notice, shall up to the time of such determination pay the yearly rent reserved by this Lease then upon expiry of such notice the term granted by this Lease shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant and the Landlord shall on such determination repay to the Tenant any part of the rents paid in advance by the Tenant in respect of the period from the date of such determination to the day before the next payment date of such rents.

IN WITNESS whereof the parties hereto have duly executed this Lease the day and year first before written

THE SCHEDULE
PART I
Description of the Demised Premises

ALL THOSE premises situate at and known as 2 Prigg Meadow Ashburton Devon as the same is shown edged red on the plan annexed hereto

PART II

Rights enjoyed with demise

The right of access to and egress from the Demised Premises with or without vehicles over and along the roadway and footpath shown coloured green on the attached plan

PART III

Exceptions and reservations

1. The free and uninterrupted passage of water steam soil air gas electricity facsimile data and telephone communications from and to any part of the Demised Premises or any adjoining or neighbouring property through the Conducting Media commonly used for those purposes which are now or may in the future but during the period of eighty years after the date of this lease be in upon or under the Demised Premises

2. All rights of entry upon the Demised Premises referred to in this Lease

Executed as a deed by **I RANGELEY**)
& CO. LIMITED acting by)
[MAX RANGELEY] a director)
In the presence of :)

Witness Signature) CKnott

Witness Name) CAROLINE KNOTT

Address) BUGLE FARM BARN
) PLYMPTON
) DEVON PL7 5EW

Occupation) FINANCIAL CONTROLLER

Executed as a deed by **CLIMB GLOBAL**)
SOLUTIONS LIMITED acting by)
[MATTHEW WHITTON **]** a director
In the presence of :)

Witness Signature) CKnott

Witness Name) CAROLINE KNOTT

Address) BUGLE FARM BARN
) PLYMPTON
) DEVON PL7 5EW

Occupation) FINANCIAL CONTROLLER